Exhibit 23.4

Consent of Independent Registered Auditor

We consent to the use, in this Registration Statement of Drilling Tools International Corporation on Form S-4, of our report dated September 25th, 2026, relating to the consolidated financial statements of Saltire Energy Limited, as of June 30th, 2026 and 2025 and for the years then ended.

We also consent to the reference to us under heading ‘Experts’ in such Registration Statement.

/s/ AAB Audit & Accountancy Limited

Aberdeen, Scotland, United Kingdom

November 6th, 2026

Consent of Independent Registered Auditor

We consent to the use, in this Registration Statement of Drilling Tools International Corporation on Form S-4, of our report dated September 25th, 2026, relating to the consolidated financial statements of Foxley Energy Limited, as of June 30th, 2026 and 2025 and for the years then ended.

We also consent to the reference to us under heading ‘Experts’ in such Registration Statement.

/s/ AAB Audit & Accountancy Limited

Aberdeen, Scotland, United Kingdom

November 6th, 2026